                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           AON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                AON CORPORATION

         --------------------------------------------------------------
                               ------------------

              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
             AND SERIES C PREFERRED STOCK TO BE HELD APRIL 20, 2001

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF AON CORPORATION:

    NOTICE IS HEREBY GIVEN that the annual meeting of the holders of shares of Common Stock and Series C Preferred Stock of Aon Corporation will be held on Friday, April 20, 2001, at 10:00 A.M at Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, for the following purposes:

    1. To elect directors pursuant to the By-Laws. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

    2. To approve the Aon Stock Incentive Plan, which includes provisions qualifying that plan for favorable treatment under Section 162(m) of the Internal Revenue Code. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN.

    3. To approve the Senior Officer Incentive Compensation Plan, which includes provisions qualifying that plan for favorable treatment under
       Section 162(m) of the Internal Revenue Code. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN.

    4. To adopt a resolution ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for the year 2001. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE RESOLUTION.

    5.  To transact such other business as may properly come before the meeting.

    The close of business on Wednesday, February 21, 2001 has been fixed as the record date for the determination of stockholders entitled to vote at the stockholders' meeting. Only those stockholders of record at the close of business on that date will be entitled to vote at the meeting.

                                          Aon Corporation

                                          /s/ Kevann M. Cooke

                                          Kevann M. Cooke
                                          VICE PRESIDENT AND CORPORATE SECRETARY

March 5, 2001

                                AON CORPORATION

--------------------------------------------------------------------------------

                                PROXY STATEMENT
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 2001
--------------------------------------------------------------------------------

    The annual meeting of the stockholders of Aon Corporation (the "Company") will be held at Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, at 10:00 A.M. on April 20, 2001. This Proxy Statement is being sent to each holder of the issued and outstanding shares of the Company's Common Stock ("Common Shares") and outstanding shares of the Company's Series C Cumulative Preferred Stock ("Preferred Shares" and, together with the Common Shares, the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. The Company's Annual Report to Stockholders for the year ended December 31, 2000 (which is the fiscal year of the Company), including financial statements is being mailed to stockholders together with this Proxy Statement beginning on or about March 5, 2001. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

    We hope that you will be present at the meeting. If you cannot attend, please validate the enclosed proxy by mail, by telephone or by using the Internet so that your Shares will be represented. To validate a proxy by mail, please sign the enclosed proxy and return it in the accompanying envelope. The envelope is addressed and requires no postage. To validate a proxy by telephone or by using the Internet please follow the instructions located on each proxy card. EACH PROXY DULY VALIDATED AND RECEIVED PRIOR TO THE MEETING AND NOT OTHERWISE REVOKED WILL BE VOTED ACCORDING TO ITS TERMS. STOCKHOLDERS WHO RECEIVE MORE THAN ONE PROXY CARD SHOULD VALIDATE EACH PROXY CARD IN ORDER TO BE SURE ALL THEIR SHARES ARE VOTED. IF NO SPECIFIC DIRECTION IS MARKED ON A DULY VALIDATED PROXY AS TO THE MANNER OF VOTING, THEN THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SET FORTH IN THIS PROXY STATEMENT. You may revoke your proxy at any time before it is voted at the meeting. A proxy may be revoked by (a) delivering to the Company a duly executed written notice of revocation dated later than the date of the proxy which is being revoked; (b) delivering to the Company by mail, by telephone or by using the Internet a duly validated replacement proxy relating to the same Shares and dated later than the date of the proxy which is being replaced; or (c) by attending the annual meeting of stockholders and voting in person. Written revocations should be sent to the Office of the Corporate Secretary of the Company at the mailing address listed below. All proxy procedures are designed to authenticate a stockholder's identity, allow voting instructions to be given and confirm that instructions have been properly recorded consistent with the requirements of applicable law. There may be costs incurred by a stockholder for use of the Internet and the telephone which are charged by Internet access providers and telephone companies. Additional details regarding voting procedures can be found on page 28.

    The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy material to beneficial owners of Shares. In addition to solicitation by mail, proxies may be solicited by telephone, by facsimile, or personally by certain officers and regular employees of the Company and its subsidiaries without extra compensation. The Company has retained Georgeson & Co., 17 State Street, New York, New York 10004 to aid in the solicitation of proxies for a fee estimated at $9,000.

                 ** NOTICE REGARDING COMPANY MAILING ADDRESS **

    The mailing address for the Company will change on August 1, 2001. Until then the mailing address will be: 123 North Wacker Drive, Chicago, Illinois 60606. ON AUGUST 1, 2001 THE MAILING ADDRESS WILL CHANGE TO: Aon Center, 200 East Randolph Drive, Chicago, Illinois 60602.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    At the close of business on February 21, 2001, which is the record date fixed for determination of stockholders entitled to vote at the meeting, there were 261,338,989 Common Shares and 1,000,000 Preferred Shares outstanding, each entitled to one vote, and all of which vote together as a single class.

    As of February 21, 2001, the beneficial owners of 5% or more of any class of the Company's securities entitled to vote at the meeting and which were known to the Company were:

                                                  No. of Common            Percent
Name and Address                                     Shares                of Class
----------------                                  -------------            --------
Patrick G. Ryan                                   31,357,678(1)              11.9
  c/o Aon Corporation
  123 North Wacker Drive
  Chicago, IL 60606

Barrow, Hanley, Mewhinney &
 Strauss, Inc.                                    20,561,249(2)               7.9
  3232 McKinney Ave
  15th Floor
  Dallas, TX 75204

Capital Research and Management Company           13,706,500(3)               5.2
  333 South Hope Street
  Los Angeles, CA 90071

                                                  No. of Preferred            Percent
                Name and Address                       Shares                 of Class
                ----------------                  ----------------            --------
W. Clement Stone                                         400,000                  40
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045z

Jessie V. Stone                                          600,000                  60
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045

----------

(1) Includes 22,364,437 Common Shares owned by Ryan Enterprises Corporation of Illinois or its wholly-owned subsidiaries ("REC") or by Ryan Holding Corporation of Illinois or its wholly-owned subsidiaries ("RHC"), 4,138 Common Shares beneficially owned under the ESOP Account of the Aon Savings Plan and allocated to Mr. Ryan, and 312,298 Common Shares beneficially owned and attributed to Mr. Ryan pursuant to his investment in the Aon Common Stock Fund of the Aon Savings Plan. Mr. Ryan, Mrs. Ryan and their children own all of the outstanding common stock of REC and RHC, and Mr. and Mrs. Ryan and two of their sons are the sole Directors of REC and RHC. Accordingly, the Common Shares held by REC and RHC are included in the Common Shares beneficially owned by Mr. Ryan. Also includes 10,000 Common Shares held of record by one of Mr. Ryan's sons and 1,301,250 Common Shares held of record and beneficially owned by Mrs. Ryan; Mr. Ryan disclaims any beneficial interest in those Common Shares. Under the terms of the separate ESOP Account of the Aon Savings Plan and under other terms of the Aon Savings Plan, as a participant in such plans Mr. Ryan is entitled to direct the manner in which the trustees will vote the Common Shares attributable to him; in addition, all Common Shares for which voting instructions are not received are voted by the trustees in the same proportion as Common Shares for which voting instructions are received. Also includes 738,000 Common Shares which Mr. Ryan has the right to acquire pursuant to presently exercisable stock options and options which will become exercisable within 60 days of February 21, 2001.

(2) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001, Barrow, Hanley,
    Mewhinney & Strauss, Inc. ("Barrow") has sole voting power as to 4,123,150 shares and shared voting power as to 16,438,099 shares. Vanguard Windsor Funds-Windsor II Fund ("Vanguard") filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2001, under which Vanguard disclosed that it has sole voting power over 14,380,762 shares. Vanguard and Barrow have confirmed in writing to the Company that the 14,380,762 shares disclosed in Vanguard's Schedule 13G as beneficially owned by Vanguard are managed by Barrow and are included in the 16,438,099 shares disclosed as beneficially owned by Barrow in its
    Schedule 13G.

(3) Based on information contained in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. The filing states that sole dispositive power is held as to all of the shares, and beneficial ownership is disclaimed pursuant to Rule 13d-4 of the Securities and Exchange Act of 1934.

                               AGENDA ITEM NO. 1
                             ELECTION OF DIRECTORS

    Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election as Directors of the sixteen nominees named on the following pages, to hold office until the next succeeding annual stockholders' meeting or until their respective successors are duly elected and qualify. All nominees are currently Directors of the Company. While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors. The Directors shall be elected by the vote of the majority of votes present in person or represented by proxy at the meeting. Accordingly, since votes withheld will count as present at the meeting (and will therefore also count towards the establishment of a quorum) a vote withheld for a nominee will adversely affect that nominee's ability to secure the necessary majority of the votes present at the meeting. Set forth on the following pages is biographical information concerning each management nominee for election as a Director, the nominee's principal occupation, the period during which the nominee has served as a Director of the Company including service as a Director or employee of Combined Insurance Company of America ("Combined Insurance"), a subsidiary of the Company, or Ryan Insurance Group, Inc. ("Ryan Group"), which merged with the Company in 1982. Ages shown for all Directors are as of December 31, 2000. There are no nominees for the Board other than the following sixteen nominees.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

--------------------------------------------------------------------------------
PATRICK G. RYAN                                              Director since 1965

Patrick G. Ryan has been Chairman of the Board of the Company since 1990 and Chief Executive Officer since 1982. He was elected President and Chief Executive Officer of the Company at the time of the merger of the Company and Ryan Group in 1982, and served as President of the Company until April 1999. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. He is a director of the Tribune Company and serves as Chairman of the Board of Trustees of Northwestern University and as a Trustee of Rush-Presbyterian-St. Luke's Medical Center. He serves as Chairman of the Executive Committee of the Board of Directors of the Company.

Age: 63

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FRANKLIN A. COLE                                             Director since 1984

Mr. Cole, since 1984, has been Chairman of Croesus Corporation, an advisory and personal investment firm. From 1971 to 1984, he was Chairman and Chief Executive Officer of Walter E. Heller International Corporation (renamed Amerifin Corporation in January 1984), a worldwide diversified financial services company. Mr. Cole is also a director of CNA Income Shares, Inc.; Duff & Phelps Utilities Income Inc.; and Local Initiatives Support Corporation. He is a Life Trustee of Northwestern University and Chairman of The Human Relations Foundation of Chicago. He serves as a member of the Audit Committee and the Investment Committee of the Board of Directors of the Company.

Age: 74

--------------------------------------------------------------------------------
EDGAR D. JANNOTTA                                            Director since 1995

On January 2, 1996, William Blair & Company, L.L.C., an international investment banking firm, converted from a partnership at which time Mr. Jannotta was named Senior Director. Prior to this conversion, Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, and Senior Partner in January 1995. He is Chairman of the Board of Trustees of the University of Chicago and President of the Lyric Opera of Chicago. Mr. Jannotta is a director of AAR Corp.; Bandag, Incorporated; Inforte Corp.; Molex Incorporated; and Exelon Corporation. He serves as a member of the Organization and Compensation Committee and the Investment Committee of the Board of Directors of the Company.

Age: 69

--------------------------------------------------------------------------------
LESTER B. KNIGHT                                             Director since 1999

Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as corporate vice president from 1990, executive vice president from 1992, and as a director from 1995. He was Chairman and a director of The Baxter Allegiance Foundation. He is a director of Evanston Northwestern Healthcare and Junior Achievement of Chicago. He is a Trustee of Northwestern University. Mr. Knight serves as a member of the Investment Committee and the Organization and Compensation Committee of the Board of Directors of the Company.

Age: 42

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PERRY J. LEWIS                                               Director since 1972

Mr. Lewis has been a Senior Managing Director of Heartland Industrial Partners, a private equity investment partnership, since May, 2000. He has also been a Partner of Morgan Lewis Githens & Ahn, an investment-banking firm, for more than sixteen years. Until October 1, 1979, Mr. Lewis was Senior Vice President and a director of Smith Barney, Harris Upham & Co., Inc. He is a director of Clear Channel Communications, Inc. and Metaldyne Corporation, Inc. Mr. Lewis is President of the Performing Arts Center Foundation, Inc. of Purchase, New York. He serves as a member of the Audit Committee and the Investment Committee of the Board of Directors of the Company.

Age: 62

--------------------------------------------------------------------------------
ANDREW J. MCKENNA                                            Director since 1970

Mr. McKenna served as a Director of the Ryan Group from 1970 until 1982 when he was elected to the Board of Directors of the Company. He is Chairman and Chief Executive Officer of Schwarz, a printer, converter, producer and distributor of packaging and promotional materials, and a Director of McDonald's Corporation, Skyline Corporation, and Tribune Company. He is Chairman Emeritus of the Board of Trustees of the University of Notre Dame. Mr. McKenna is also a Director of Children's Memorial Hospital, the Lyric Opera of Chicago and a Trustee and Chairman Emeritus of the Museum of Science and Industry. He serves as the Chairman of the Nominating Committee and as a member of the Executive Committee and the Organization and Compensation Committee of the Board of Directors of the Company.

Age: 71

--------------------------------------------------------------------------------
ROBERT S. MORRISON                                  Director since November 2000

Since 1997 Mr. Morrison has served as a director and Chairman, President and Chief Executive Officer of The Quaker Oats Company, a processor of packaged food. He served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc. during the years 1994-1997; and he served as President of General Foods U.S.A., a division of Philip Morris Companies Inc., during 1991-1994.

Age: 58

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RICHARD C. NOTEBAERT                                         Director since 1998

Mr. Notebaert was elected President and Chief Executive Officer of
Tellabs, Inc., in September 2000 and has served as a director of Tellabs since April 2000. Tellabs designs, manufactures, markets and services optical networking, next-generation switching and broadband access solutions for providers of communications services worldwide, and provides related professional support services. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health Inc. and a Trustee of the University of Notre Dame. He serves as a member of the Organization and Compensation Committee and the Investment Committee of the Board of Directors of the Company.

Age: 53

--------------------------------------------------------------------------------
MICHAEL D. O'HALLERAN                                        Director since 1999

Mr. O'Halleran has been President and Chief Operating Officer of the Company since April 16, 1999. Since 1995 he has served as President and Chief Operating Officer of Aon Group, Inc., the global insurance brokerage and consulting arm of the Company. He has also served in other significant senior management positions within the Aon group of companies since 1987 and has more than 29 years of experience in the insurance and reinsurance industries. He is a director of Cardinal Health, Inc. and served as a director of Allegiance Corporation prior to its merger with Cardinal Health, Inc. in February, 1999. He is also a director of Optimark Technologies, Inc. and the College of Insurance. He is also Co-Chairman of World Business Chicago. He serves on the Arts and Letters Advisory Board at the University of Notre Dame and is a trustee of Dublin City University in Dublin, Ireland. Mr. O'Halleran serves as a member of the Executive Committee of the Board of Directors of the Company.

Age: 50

--------------------------------------------------------------------------------
DONALD S. PERKINS                                            Director since 1983

Mr. Perkins retired from Jewel Companies Inc., a diversified retail chain, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of its Executive Committee until his retirement. Mr. Perkins has served on a number of corporate boards including Cummins Engine, Inland Steel, Kmart, Putnam Funds and Time-Warner. He served as a director of American Telephone and Telegraph Company from 1979 until the spin-off from it of Lucent Technologies, Inc. in 1996, and served as a director of Lucent Technologies from 1996 until February 2000. He is a director of LaSalle Hotel Properties; LaSalle Street Fund, Inc.; LaSalle U.S. Realty Income & Growth Fund, Inc.; Luminant Worldwide Corporation; and Nanophase Technologies Corporation. He is Vice Chairman of the Board of Trustees of Northwestern University. He serves as Chairman of the Organization and Compensation Committee and as a member of the Nominating Committee of the Board of Directors of the Company.

Age: 73

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
JOHN W. ROGERS, JR.                                          Director since 1993

Mr. Rogers is Chairman and Chief Executive Officer of Ariel Capital
Management, Inc., an institutional money management firm specializing in equities, having founded the firm in January 1983. In addition, Ariel Capital serves as the investment advisor, administrator and distributor of Ariel Mutual Funds. Mr. Rogers is a trustee of Ariel Mutual Funds. Mr. Rogers is also a director of GATX Corporation, Burrell Communications Group, Bank One Corporation, Exelon Corporation and the John S. and James L. Knight Foundation. He is director of the Chicago Urban League; Trustee of Rush-Presbyterian-St. Luke's Medical Center; Board Member of the Chicago Symphony Orchestra; Trustee of the University of Chicago; and a former member of the Board of Trustees of Princeton University. He serves as a member of the Audit Committee and the Investment Committee of the Board of Directors of the Company.

Age: 42

--------------------------------------------------------------------------------
GEORGE A. SCHAEFER                                           Director since 1991

In April 2000 Mr. Schaefer retired as a Director of Caterpillar Inc., the construction machinery and equipment manufacturing company. He served as Chairman and Chief Executive Officer of Caterpillar from 1985 until his retirement from active duty in July, 1990 and served in other senior management positions during the course of his career with Caterpillar which began in 1951. He is a director of Helmerich & Payne, Inc. He serves as Chairman of the Audit Committee and as a member of the Organization and Compensation Committee of the Board of Directors of the Company.

Age: 72

--------------------------------------------------------------------------------
RAYMOND I. SKILLING                                          Director since 1977

Mr. Skilling has served as Executive Vice President and Chief Counsel of the Company since 1980. Between 1976 and 1980 he served as Executive Vice President--Planning and Implementation. Prior to that he was a partner in the international law firm now called Clifford Chance, headquartered in London, England, where he began acting as a legal advisor to the Company in 1967. He serves as a member of the Executive Committee of the Board of Directors of the Company.

Age: 61

--------------------------------------------------------------------------------
FRED L. TURNER                                               Director since 1991

Mr. Turner is Senior Chairman and a Director of McDonald's Corporation, the international fast food restaurant franchising company. Mr. Turner joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving as its Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Baxter International, Inc.; and W.W. Grainger, Inc. He serves as a member of the Organization and Compensation Committee and as Chairman of the Investment Committee of the Board of Directors of the Company.

Age: 67

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ARNOLD R. WEBER                                              Director since 1991

Dr. Weber is President Emeritus of Northwestern University, where he served as President from 1985 until 1994 and as Chancellor from January 1, 1995. From 1980 to 1985 Dr. Weber was President of the University of Colorado. Dr. Weber has also held various senior federal government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Burlington Northern Santa Fe Corporation; Inland Steel Industries, Inc.; Deere & Company; and the Tribune Company. He serves as a member of the Audit Committee and the Investment Committee of the Board of Directors of the Company.

Age: 71

--------------------------------------------------------------------------------
DR. CAROLYN Y. WOO                                           Director since 1998

Dr. Woo assumed the deanship of the Mendoza College of Business at the University of Notre Dame in July 1997. From 1995 to 1997 she served as Associate Executive Vice President of Academic Affairs at Purdue University, and from 1993 to 1995 she served as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of Nisource
Industries, Inc., and is a former director of Arvin Industries, Inc. and Bindley-Western Industries, Inc. She serves as a member of the Audit Committee and the Nominating Committee of the Board of Directors of the Company.

Age: 46

--------------------------------------------------------------------------------

                           OWNERSHIP OF COMMON SHARES

    The following table sets forth the number of Common Shares beneficially owned as of February 21, 2001 by each Director, by the Chief Executive Officer Patrick G. Ryan and by each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executives"), and by all Directors and the Named Executives combined. Named Executives are indicated by a double asterisk. As used in this Proxy Statement, "beneficially owned" means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). The table therefore does not include the "phantom stock" shares held under benefit plans of the Company.

                                                                                      PERCENT
                                                                     SHARES              OF
NAME                                                          BENEFICIALLY OWNED(1)   CLASS(2)
----                                                          ---------------------   --------
Patrick G. Ryan**(3)(4)(5)..................................        31,357,678          11.9
Franklin A. Cole(6).........................................             4,050             *
Michael A. Conway**(4)(5)...................................            77,796             *
Edgar D. Jannotta(6)........................................            56,025             *
Lester B. Knight(6).........................................            30,000             *
Perry J. Lewis(6)...........................................            11,750             *
Andrew J. McKenna(6)........................................            31,775             *
Harvey N. Medvin**(3)(4)(5)(7)..............................           980,951             *
Robert S. Morrison(6).......................................             1,000             *
Richard C. Notebaert(6).....................................             1,500             *
Michael D. O'Halleran**(3)(4)...............................           190,930             *
Donald S. Perkins(6)........................................            10,462             *
John W. Rogers, Jr.(6)(8)...................................             6,643             *
George A. Schaefer(6).......................................             8,775             *
Raymond I. Skilling**(3)(4)(5)..............................           717,255             *
Fred L. Turner(6)...........................................             4,807             *
Arnold R. Weber(6)..........................................             5,531             *
Carolyn Y. Woo(6)...........................................             1,012             *
                                                                    ----------          ----
All Directors and Named Executives combined (18 persons)....        33,496,940          12.8

---------

(1) The Directors and Named Executives, and all Directors and the Named Executives combined, have sole voting power and sole investment power over the Common Shares listed, except as indicated in note (3) and in the table below:

                                                        NUMBER OF
                                                          COMMON      VOTING    INVESTMENT
                                                          SHARES      POWER       POWER
                                                        ----------   --------   ----------
       Patrick G. Ryan................................  22,364,437   Shared     Shared
       Michael A. Conway..............................      33,863   Shared     Shared
       Arnold R. Weber................................       3,656   Shared     Shared
       Franklin A. Cole...............................       4,050   Shared     Shared

(2) An asterisk indicates that the percentage of Common Shares beneficially owned by the named individual does not exceed one percent (1%) of the Company's Common Shares.

(3) The following Common Shares are beneficially owned by members of the immediate family of the following directors and Named Executives: 1,301,250 by Mrs. Ryan; 10,000 by one of Mr. Ryan's sons; 5,062 by Mrs. Medvin; 99,567 by Mrs. O'Halleran; and 374,827 by Mrs. Skilling (Mrs. Skilling and Mrs. Ryan are sisters). As to the Common Shares so held, each such director and Named Executive disclaims beneficial ownership.

(4) Includes beneficial interest in Common Shares of the ESOP Account of the Aon Savings Plan attributable to Named Executives, and includes beneficial interest in Common Shares of the Aon Common Stock Fund of the Aon Savings Plan attributable to the Named Executives, as follows: Patrick G. Ryan, 316,436; Michael A Conway, 3,433; Harvey N. Medvin, 146,329; Michael D. O'Halleran, 10,127; and Raymond I. Skilling, 4,138. The Common Shares of the ESOP Account and the Aon Common Stock Fund of the Aon Savings Plan are voted by the trustees as directed by their respective participants; all Common Shares for which voting instructions are not received are voted by the trustees in the same proportion as Common Shares for which voting instructions are received.

(5) Includes the following number of Common Shares which the respective Directors and Named Executives will have the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following February 21, 2001: Patrick G. Ryan, 738,000; Michael A. Conway, 40,500; Harvey N. Medvin, 52,875; and Raymond I. Skilling, 43,875.

(6) Does not include the number of Common Shares equal to $50,000 which each Outside Director will be awarded on April 20, 2001 pursuant to the Aon Outside Director Stock Award Plan. See "Compensation of the Board of Directors."

(7) Excludes 9,750 Common Shares owned by a charitable foundation for which Mrs. Medvin acts as a trustee and has shared voting and investment control. Mr. Medvin disclaims any beneficial ownership in such Common Shares.

(8) Ariel Capital Management, Inc., of which Mr. Rogers is Chairman and Chief Executive Officer, does not beneficially own any Common Shares nor has it beneficially owned any Common Shares during Mr. Roger's tenure of the Board of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company since January 1, 2000 and representations made to the Company, all Directors and officers of the Company have timely reported all transactions to the Securities and Exchange Commission.

                     COMPENSATION OF THE BOARD OF DIRECTORS

CASH COMPENSATION AND STOCK AWARDS

    Directors who are employees of the Company receive no additional compensation for service as a Director. All non-employee Directors are referred to in this Proxy Statement as "outside Directors." Each outside Director receives a $30,000 yearly retainer for services to the Board of Directors. No additional fees are payable for Board or committee attendance or for service chairing a committee. In addition, under the 1994 Amended and Restated Outside Director Stock Award Plan (as amended) (the "Award Plan"), each outside Director is granted a number of Common Shares equal to $50,000 each year following their election to the Board of Directors at the annual meeting of stockholders. Any outside Director elected to the Board other than at the annual stockholder's meeting receives a pro rata number of Common Shares based upon the number of full months of service.

    In 1994, the Company established an outside Director bequest plan (the "Bequest Plan"). The purpose of the Bequest Plan is to acknowledge the service of outside Directors, to recognize the mutual interest of the Company and its outside Directors in supporting worthy charitable institutions and to assist the Company in attracting and retaining outside Directors of the highest caliber. The Company is funding the Bequest Plan generally through the maintenance of life insurance policies on its outside Directors. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax deductible charitable donations accrue solely to the Company. Charitable donations by the Company will be directed to charitable institutions designated by the outside Directors. Up to $100,000 will be contributed annually to tax qualified institutions designated by a participating outside Director for ten years following the death of that Director. An outside Director is not eligible to participate in the Bequest Plan until he or she has completed one full year of service on the Board. The Board retains the right to terminate the Bequest Plan and to decline to make any requested bequest if, in the Board's judgment, doing so is in the best interests of the Company and its stockholders.

DEFERRED COMPENSATION

    Pursuant to the Outside Director Deferred Compensation Plan (the "Deferred Plan"), and pursuant to the Award Plan, outside Directors may defer cash compensation and Common Shares earned into phantom stock accounts, the value of which is measured by reference to Common Shares.

    Under the Deferred Plan, outside Directors elect that portion of the annual retainer (referred to as "Fees") which will be credited to either a cash account, the earnings of which are based on one-year Treasury bills, or a stock account the value of which is based upon the performance of the Common Shares on a dividend reinvested basis. The cash account is a bookkeeping device only and no funds are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of phantom shares that could have been purchased at the average of the high and low price of the Common Shares on the date the Fees are earned. The phantom stock account does not consist of Common Shares, but is maintained for bookkeeping purposes only. As dividends are declared and paid on Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been purchased and the funds so credited are treated as if reinvested in Common Shares. Each participating outside Director specifies a payout schedule, including a commencement date, pursuant to which the Company will distribute to the outside Director the amount in the outside Director's cash account, or Common Shares equal to the number of shares in the phantom stock account.

    Under the Award Plan, outside Directors may also elect to defer receipt of annual award of Common Shares and instead maintain a phantom stock account. As dividends are declared on Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been received and the funds so credited are treated as if reinvested in Common Shares. Outside Directors may choose a time and schedule for payout of the phantom stock account in Common Shares plus the cash equivalent of any fractional Common Shares.

    In addition, under the Award Plan, outside Directors are also entitled to certain deferred benefits when they retire from the Board. The Award Plan provides for an amount to be credited to an account on behalf of each outside Director, as follows:

     (i) $10,000 for each annual period of Board service prior to 1994, but not more than $100,000 in the aggregate; and

    (ii) $20,000 per annum for each annual period of service commencing with April 15, 1994.

    Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director (the "Accrued Vested Retirement Amount") will be distributed in ten installments consisting of Common Shares.

    The following table shows, as of February 21, 2001, the total number of Common Share equivalents credited to the phantom stock accounts of each outside Director (including Mr. Morrison, who became a director in November, 2000 and including Messrs. Carroll and Minow, who are retiring on April 20, 2001) under the Deferred Plan and under the Award Plan ("Phantom Shares"), and the number of Common Share equivalents representing the Accrued Vested Retirement Amount (the "Retirement Shares").

                                                     PHANTOM          RETIREMENT
DIRECTOR                                              SHARES            SHARES
--------                                             --------         ----------
Daniel T. Carroll..................................   50,314             8,389
Franklin A. Cole...................................   62,191             8,062
Edgar D. Jannotta..................................   14,290             3,227
Lester B. Knight...................................    4,857               800
Perry J. Lewis.....................................   14,265             5,815
Andrew J. McKenna..................................   50,697             7,200
Newton N. Minow....................................   18,758             6,014
Robert S. Morrison.................................    1,028               -0-
Richard C. Notebaert...............................    6,870             1,264
Donald S. Perkins..................................   32,865             8,062
John W. Rogers, Jr.................................   15,752             4,492
George A. Schaefer.................................   11,218             5,380
Fred L. Turner.....................................   24,728             5,035
Arnold R. Weber....................................   16,583             5,262
Carolyn Y. Woo.....................................    3,266             1,264
                                                     -------           -------
        Total......................................  327,682            70,266

    The Company has fully reported deferrals by outside Directors of cash compensation into Phantom Share accounts in the Deferred Plan and in the Award Plan on a cumulative basis for each year since 1993 in a form similar to that set out in the above table. Although this disclosure is not required under the proxy rules, in the interest of keeping all stockholders informed of deferrals of compensation by outside Directors into Phantom Share accounts under the Company's outside Director compensation plans, the Company intends to continue this disclosure in future years.

                 THE BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    The Board of Directors of the Company has appointed standing committees, including Executive, Audit, Investment, Organization and Compensation, and Nominating committees. Membership on the committees since the last annual meeting of the Board in 2000 has been as follows:

                                                                         ORGANIZATION AND
      EXECUTIVE                 AUDIT                INVESTMENT            COMPENSATION            NOMINATING
      ---------                 -----                ----------            ------------            ----------
Patrick G. Ryan(1)      George A. Schaefer(1)   Fred L. Turner(1)      Donald S. Perkins(1)   Andrew J. McKenna
Andrew J. McKenna       Daniel T. Carroll       Daniel T. Carroll      Edgar D. Jannotta      Newton N. Minow
Michael D. O'Halleran   Franklin A. Cole        Franklin A. Cole       Lester B. Knight       Donald S. Perkins
Raymond I. Skilling     Perry J. Lewis          Edgar D. Jannotta      Andrew J. McKenna      Carolyn Y. Woo
                        John W. Rogers, Jr.     Lester B. Knight       Newton N. Minow
                        Arnold R. Weber         Perry J. Lewis         Richard C. Notebaert
                        Carolyn Y. Woo          Richard C. Notebaert   George A. Schaefer
                                                John W. Rogers, Jr.    Fred L. Turner
                                                Arnold R. Weber

----------

(1) Chairman.

    When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of the Company as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee did not meet in 2000, but it acted by unanimous written consent on one occasion.

    The functions of the Audit Committee and its activities during 2000 are described below under the heading "Report of the Audit Committee". The Audit Committee operates pursuant to a charter which has been approved by the Board of Directors and which is attached to this Proxy Statement as Appendix I. The full Audit Committee met 5 times during 2000; in addition, one sub-committee meeting was held during 2000.

    The Investment Committee is responsible for the formation of broad investment policy applicable to the operating subsidiaries of the Company. This policy is implemented by all subsidiaries based on the specific financial requirements of the individual units. The Investment Committee met 5 times during 2000.

    The Nominating Committee recommends nominees to the Board to fill vacancies or as additions to the Board of Directors. Although the Committee does not specifically solicit suggestions from stockholders regarding possible candidates, the Committee will consider stockholders' recommendations. Suggestions, together with a description of the proposed nominee's qualifications, stock holdings in the Company, other relevant biographical information, and an indication of the willingness of the proposed nominee to serve, should be sent to the Corporate Secretary of the Company. Suggestions may be submitted at any time of year but should be received by November 5, 2001 in order to be considered in connection with the annual meeting of the Company's stockholders in the spring of 2002. The Nominating Committee met twice during 2000.

    The Organization and Compensation Committee annually reviews and determines the compensation of the Chairman and Chief Executive Officer of the Company. The Organization and Compensation Committee also reviews, advises and consults with the Chairman and Chief Executive Officer on the compensation of the President and Chief Operating Officer and of other officers and key employees and as to the Company's policy on compensation. The Organization and Compensation Committee also administers the Aon Stock Option Plan, the Aon Stock Award Plan and the Aon Deferred Compensation Plan, including granting stock options and stock awards and interpreting the plans, and has general oversight responsibility with respect to the Company's other employee benefit programs. In addition, the Organization and Compensation Committee also renders advice and counsel to the Chairman and Chief Executive Officer on the selection of senior officers of the Company and key executives of the Company's major subsidiaries. The Organization and Compensation Committee met 5 times during 2000 and acted by unanimous written consent on two occasions.

    The Board of Directors met ten times during 2000 and acted by unanimous written consent on one occasion. All incumbent Directors attended at least 75% of the meetings of the Board and all committees of the Board on which the respective Directors served, except for Dr. Woo who attended less than 75% of those meetings for good and sufficient cause.

                         REPORT OF THE AUDIT COMMITTEE

    The Board of Directors has determined that all members of the Audit Committee are independent of the Company. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on April 18, 2000, a copy of which is attached to this Proxy Statement as Appendix I.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has also considered non-audit services provided to the Company by the independent auditors and concluded that such services are compatible with maintaining the auditors' independence.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during 2000; in addition, one sub-committee meeting was held during 2000.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management, the independent auditors, and the internal auditors.

    In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, and have requested that stockholders ratify, the selection of Ernst & Young LLP as the Company's independent auditor for the year 2001.

George A. Schaefer, Chair              John W. Rogers, Jr.
Daniel T. Carroll                      Arnold R. Weber
Franklin A. Cole                       Carolyn Y. Woo
Perry J. Lewis

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by the Company's Chief Executive Officer and the Named Executives for the three years ended
December 31, 2000. Numbers of Common Shares have been adjusted for the May, 1999 3-for-2 stock split:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                       -------------------------------------------   ----------------------------------
                                                                           OTHER                                 ALL
                                                                           ANNUAL    RESTRICTED   SECURITIES    OTHER
                                                                          COMPEN-      STOCK      UNDERLYING   COMPEN-
         NAME AND PRINCIPAL                                                SATION     AWARD(S)     OPTIONS      SATION
              POSITION                   YEAR     SALARY $     BONUS $      $(1)       ($)(2)        (#)        ($)(3)
         ------------------            --------   ---------   ---------   --------   ----------   ----------   --------
Patrick G. Ryan......................    2000     1,125,000         -0-   180,304          -0-     300,000      98,551
  Chairman, Chief Executive              1999     1,119,230     990,000   174,266          -0-     315,000     183,291
  Officer & Director                     1998     1,088,461   1,890,000   271,635          -0-     322,500     363,771
Michael D. O'Halleran(4).............    2000     1,000,000         -0-       -0-          -0-     190,000      60,955
  President, Chief Operating             1999     1,000,000     900,000       -0-      840,037      45,000     134,894
  Officer & Director                     1998       884,615   1,125,000       -0-    2,615,625         -0-     241,090
Michael A. Conway....................    2000       425,000         -0-       -0-          -0-      55,000      44,022
  Senior Vice President &                1999       420,384     300,000       -0-          -0-       7,500      72,777
  Senior Investment Officer              1998       400,384     250,000       -0-      195,117      15,000     132,927
Harvey N. Medvin.....................    2000       550,000         -0-       -0-          -0-      95,000      66,798
  Executive Vice President &             1999       547,692     405,000       -0-      977,344         -0-      85,188
  Chief Financial Officer                1998       533,076     765,000       -0-          -0-      30,000     145,219
Raymond I. Skilling..................    2000       545,000         -0-       -0-          -0-      94,000      61,267
  Executive Vice President,              1999       542,692     401,250       -0-      977,344         -0-      84,700
  Chief Counsel & Director               1998       529,230     765,000       -0-          -0-         -0-     164,430

----------

(1) Represents the value of personal use of a company-owned automobile and aircraft.

(2) As of December 31, 2000, the Named Executives held the following number of unvested award shares pursuant to the Aon Stock Award Plan (as amended and restated through February, 2000) (the "Aon Stock Award Plan"), the vesting schedule for which and the market value (the average high and low price on the relevant date) of which, on the dates of grant and as of year-end 2000 are respectively set forth below:

                                 NO. SHARES   DECEMBER 31, 2000
                                  UNVESTED        VALUE ($)       LAST VESTING DATE
                                 ----------   -----------------   -----------------
    Patrick G. Ryan............         0               n/a                    n/a
    Michael D. O'Halleran......   223,681         7,737,998        January 2, 2009
    Michael A. Conway..........    23,250           804,308         March 19, 2009
    Harvey N. Medvin...........    63,000         2,179,416         March 19, 2009
    Raymond I. Skilling........    54,000         1,868,071         March 19, 2009

       Under the Terms of the Aon Stock Award Plan, Common Shares granted as awards are subject to the following standard vesting schedule: 20% on each of the third and tenth anniversaries of continuous employment from the date of grant, and 10% on the fourth through ninth anniversaries of continuous employment from the date of grant. The Compensation Committee can take action to cause awards to become exercisable on an accelerated basis. No voting rights attach and no dividends are paid on shares of unvested stock awards.

(3) Amounts disclosed in this column include:

    (a) Company contributions of $8,925 in 2000 under the Aon Savings Plan, a defined contribution plan, on behalf of each of the Named Executives.

    (b) Company contributions of the following amounts in 2000 under the Aon Supplemental Savings Plan on behalf of Mr. Ryan, $17,325;
       Mr. O'Halleran, $17,325; Mr. Conway $13,388; Mr. Medvin, $17,325; and Mr. Skilling, $17,325.

    (c) Company contributions of the following amounts in 2000 under the Aon Executive Life Insurance Plan, a split-dollar arrangement, on behalf of Mr. Ryan, $72,301; Mr. O'Halleran, $34,705; Mr. Conway, $21,709;
       Mr. Medvin, $40,548; and Mr. Skilling $35,017.

(4) The Company has entered into an Employment Agreement with Michael D. O'Halleran, President and Chief Operating Officer of the Company dated January 1, 2001, to expire on December 31, 2007 unless terminated earlier. The agreement provides for a base salary of $1,000,000 per year; subject to adjustment but not below $750,000; an annual incentive bonus of up to 180% of his base salary under the Bonus Plan for Senior Executives; 22,500 stock award shares per year; and stock options at the discretion of the Organization and Compensation Committee of the Board of Directors with the advice of the Chairman and Chief Executive Officer. As required by the agreement, the Company has purchased insurance on the life of Mr. O'Halleran that provides coverage sufficient for payment to Mr. O'Halleran's executor, administrator or beneficiary of a lump sum cash amount equal to his salary, at the rate in effect at the time of his death, to which he would have been entitled from the date of his death through the original term of the agreement. If Mr. O'Halleran's employment is terminated due to his disability or incapacity, he will receive his salary through the original term of the agreement, subject to reduction for benefits paid to him under any disability insurance policy maintained by the Company. If the Company terminates Mr. O'Halleran's employment due to his failure to perform the duties under the agreement to the satisfaction of the majority of the members of the Organization and Compensation Committee of the Board of Directors, Mr. O'Halleran will be entitled to receive his base salary and annual stock award for two years after the termination. If the Company terminates his employment for any other reason (other than for cause), Mr. O'Halleran will be entitled to receive his base salary through the original term of the agreement and a fully vested stock award for the number of shares that he would otherwise have received during the balance of the term of the agreement. In addition, under those circumstances, his previous stock awards will vest as permitted by the applicable plan and his stock options will become exercisable in full. The Board is also obligated to consider whether it should also make a grant of stock options that it determines to be equitable in light of other stock option grants made to Mr. O'Halleran. Non-competition and non-solicitation covenants apply for two years after termination of employment without regard to the reason for the termination of employment.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

    The following table provides information on stock option exercises in 2000 by each of the Named Executives:

                                                                                            VALUE OF UNEXERCISED
                                                               # SHARES SUBJECT TO          IN-THE-MONEY OPTIONS
                             # SHARES                        OPTIONS FISCAL YEAR-END      AT FISCAL YEAR END(2)($)
                             ACQUIRED         VALUE        ---------------------------   ---------------------------
           NAME             ON EXERCISE   REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Patrick G. Ryan...........         --              --        495,000       1,320,000      7,313,611      4,433,056
Michael A. Conway.........         --              --         33,750          77,500        658,166        586,097
Harvey N. Medvin..........     62,250       1,022,238         28,125         168,125        197,520      1,209,869
Michael D. O'Halleran.....         --              --             --         235,000            -0-      2,024,697
Raymond I. Skilling.......         --              --         39,375         130,750        460,716      1,001,692

---------

(1) Based upon the average high and low price of the Common Shares as of the date exercised.

(2) Based upon the average high and low price of the Common Shares as of December 31, 2000.

                       OPTION GRANTS IN 2000 FISCAL YEAR

    Information regarding options to purchase Common Shares which were granted to Named Executives during 2000 is set forth below. The options are subject to the terms of the Aon Stock Option Plan and the Aon Stock Award Plan.

                               NUMBER OF      PERCENT OF
                               SECURITIES   TOTAL OPTIONS
                               UNDERLYING     GRANTED TO     EXERCISE OR                  GRANT DATE
                                 OPTION       EMPLOYEES      BASE PRICE    EXPIRATION       PRESENT
            NAME               GRANTED(1)   IN FISCAL YEAR     ($/SH)         DATE        VALUE $(2)
            ----               ----------   --------------   -----------   ----------     ----------
Patrick G. Ryan..............   300,000         4.3889         30.7813     11/16/2010      2,343,642
Michael D. O'Halleran........   190,000         2.7797         23.9375     02/11/2010      1,140,890
Michael A. Conway............    55,000          .8046         23.9375     02/11/2010        334,133
Harvey N. Medvin.............    95,000         1.3898         23.9375     02/11/2010        577,141
Raymond I. Skilling..........    94,000         1.3752         23.9375     02/11/2010        571,065

---------

(1) Options granted in 2000 become exercisable with respect to 33% of the shares on each of the second and fourth anniversaries of continuous employment of the grant date and 34% of the shares on the third anniversary of continuous employment of the grant date. The Compensation Committee can take action to cause options to become exercisable on an accelerated basis.

(2) Based upon the Black-Scholes Option Pricing Model assuming a volatility rate of 27.26%, a risk-free interest rate of 6%, a dividend yield of 2% and that .94 years on average elapse between vesting and exercise.

                               PENSION PLAN TABLE

    The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65 years) under the Company's qualified defined benefit pension plan (the "Aon Pension Plan"), as well as under the non-qualified supplemental pension plan (the "Excess Benefit Plan"). The Excess Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
REMUNERATION                                     10         15         20         25         30
------------                                  --------   --------   --------   --------   --------
  600,000...................................   91,138    125,598    151,876    178,153    204,430
  750,000...................................  114,391    157,715    190,812    223,908    257,004
1,000,000...................................  153,145    211,244    255,705    300,166    344,627
1,250,000...................................  191,900    264,773    320,599    376,425    432,250
1,500,000...................................  230,654    318,301    385,492    452,683    519,874
1,750,000...................................  269,408    371,830    450,386    528,941    607,497
2,000,000...................................  308,162    425,358    515,279    605,200    695,120
2,250,000...................................  346,916    478,887    580,172    681,458    782,743

    A participant's remuneration covered by the Aon Pension Plan and the Excess Benefit Plan is the average of his or her base salary for each year prior to 1993, and the aggregate of base salary and certain eligible bonus payments for the 1993 year and each year thereafter, for the five consecutive calendar plan years during the last ten years of the participant's career for which the average is the highest or, in the case of a participant who has been employed for less than five full years, the period of his or her employment with the Company and its subsidiaries. Covered compensation and the estimated years of service for each Named Executive as of December 31, 2000 are: Mr. Ryan $2,014,000 and 22 years; Mr. Conway $602,000 and 26 years; Mr. Medvin $999,000 and 22 years; Mr. O'Halleran

$1,785,000 and 13 years; and Mr. Skilling $997,000 and 24 years. The annual pension amounts included in the table above are based upon the following assumptions: (1) that retiring participants have attained age 65 and are fully vested, and (2) that retiring participants have chosen to have benefits payable as straight life annuities.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY

    The Company's executive compensation program is designed to attract, retain and motivate top quality and experienced individuals. The program provides competitive compensation opportunities while supporting a pay for performance culture that emphasizes at-risk compensation. As such the program is heavily oriented toward incentive compensation tied to both short and long term financial goals which are considerably linked to the interest of stockholders.

    The executive compensation program is administered by the Organization and Compensation Committee of the Board (the "Compensation Committee") consisting entirely of outside Directors. In this capacity the Compensation Committee determines the compensation for the Company's Chief Executive Officer, Patrick
G. Ryan, and the compensation of the other Named Executives in consultation with Mr. Ryan. In addition, the Compensation Committee advises and consults with Mr. Ryan regarding the compensation of other officers and key employees.

COMPONENTS

    There are three distinct components to the executive compensation program:

    - Base Salary

    - Short Term Incentive Compensation

    - Long Term Incentive Compensation

BASE SALARY

    Base salaries for the Named Executives are established at levels considered appropriate in light of the executives' responsibilities and performance versus the competitive market both within the insurance industry and externally.

SHORT TERM INCENTIVE COMPENSATION

    The 1995 Senior Officer Incentive Compensation Plan, which has been amended by the Board of Directors and submitted for stockholder approval on April 20, 2001 as the Senior Officer Incentive Compensation Plan (the "Incentive Plan"), is designed to permit amounts to be paid thereunder during a year to qualify as performance based compensation as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, thereby enhancing the ability of the Company to deduct the full amount paid to a Named Executive even though the individual's total compensation may exceed $1,000,000.

    Under the terms of the Incentive Plan as in effect during 2000 each Named Executive was eligible to receive a maximum bonus of 180% of the prior year's Base Salary. However, in no event could a bonus exceed $3,000,000. Payment of a bonus is further conditioned on the Company's achievement of annually established performance thresholds, which are materially linked to the interests of stockholders. It is important to note that the Incentive Plan provides the Compensation Committee the discretion to grant bonuses which are less than the amounts provided for on an aggregate or individual basis, based upon objective and subjective performance criteria tailored to each individual.

    For bonus payments payable during calendar year 2000 the Compensation Committee, in exercising its discretion, adjusted the level of bonuses to reflect the Company's and the individuals' performance during 1999.

LONG TERM INCENTIVE COMPENSATION

    Both the Aon Stock Award Plan and the Aon Stock Option Plan reward executives for long term strategic management and subsequent enhancement of stockholder value by providing the executive with an opportunity to acquire an appropriate ownership interest in the Company. On April 18, 2000, stockholders approved the amended and restated Aon Stock Award Plan to add the ability to grant stock options on terms identical to those in the Aon Stock Option Plan.

    The Aon Stock Award Plan and the Aon Stock Option Plan have been effective tools in the attraction and retention of key individuals throughout the Company through grants of stock awards and stock options. Options are subject to a standard four year vesting schedule and awards are subject to a standard ten year vesting schedule, which by design provides a significant incentive for grant recipients to continue their service with the Company.

    During 2000, no awards were made under the Aon Stock Award Plan to the Named Executives, while options were granted to Mr. Ryan and to the other four Named Executives. For more detailed information regarding the options granted to the Named Executives refer to the table Executive Compensation--Options Grants in 2000 Fiscal Year. For more detailed information regarding options exercised by the Named Executives during 2000 please refer to the table Executive Compensation--Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

    In general, options are granted on a criterion similar to, and for similar purposes as, those for the granting of awards. Grants of awards and options are made based on an assessment of an executive's past performance, an appraisal of the executive's talents and other strengths and most notably the long term contribution the executive can make to the Company's performance. In addition, consideration is given, among other things, to the number of awards and options previously made to an executive and the number of awards and options outstanding in the aggregate to all individuals.

CEO COMPENSATION

    The Compensation Committee regards the evaluation of the Chief Executive Officer, Mr. Ryan, as a critical Board of Directors responsibility. As such, Mr. Ryan's compensation components are determined following an annual review of his and the Company's performance conducted collectively, without Mr. Ryan, by all outside Directors of the Company. During this review, the Compensation Committee and other outside Directors discuss in detail the extent to which Mr. Ryan had achieved his beginning of the year objectives and subjective performance goals. In summary, the Committee believes that Mr. Ryan's performance in 1999 in integrating the Company's worldwide brokerage acquisitions was a significant accomplishment.

    Based upon the Company's performance during 1999, the Compensation Committee, in consultation with the other outside Directors, determined that no Incentive Plan award would be made to Mr. Ryan. This was also true for all senior officers.

    In addition, in 2000 Mr. Ryan was granted an option to purchase 300,000 Common Shares, subject to the normal provisions of the Aon Stock Award Plan. The Compensation Committee believes that this grant is an integral component of Mr. Ryan's total compensation package and provides a direct link to the interests of stockholders. For more detailed information regarding Mr. Ryan's grant please refer to the table Executive Compensation--Option Grants in 2000 Fiscal Year.

    The Compensation Committee believes that a significant portion of Mr. Ryan's compensation should be based upon performance and it has established guidelines in that regard. For calendar year

2000, 63% of Mr. Ryan's total compensation was based upon either individual performance or Company performance. Specifically, none of Mr. Ryan's total compensation was payable in the form of Short Term Incentives while 63% of total compensation was the value marked to his Long Term Incentives. For more detailed information regarding Mr. Ryan's compensation components please refer to the Summary Compensation Table.

COMPENSATION CONSULTANT AND COMPETITIVE DATA

    In order to ensure that the compensation program is competitive and appropriate, the Compensation Committee annually reviews the levels of executive compensation from a number of general survey sources, with a particular focus on available data relating to the position of Chief Executive Officer. In addition, the Compensation Committee periodically retains a nationally recognized compensation consultant, unaffiliated with the Company, to provide an analysis of the compensation policies and practices of the Peer Group companies and a comparison thereof to the Company's.

    SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

Donald S. Perkins, Chairman   Newton N. Minow
Edgar D. Jannotta             Richard C. Notebaert
Lester B. Knight              George A. Schaefer
Andrew J. McKenna             Fred L. Turner

                               PERFORMANCE GRAPH
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
           AON CORPORATION, STANDARD & POOR'S AND PEER GROUP INDICES
                         FISCAL YEARS ENDED DECEMBER 31

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  1995    1996    1997    1998    1999    2000
Aon Corporation  100.00  127.94  185.01  177.88  196.78  173.52
S&P 500          100.00  122.96  163.98  210.84  255.27  231.98
Peer Group Only  100.00  129.66  182.33  238.01  291.00  369.23

(1) The "Peer Group" of the Company is comprised of issuers which are, taken as a whole, in the same industry or which have similar lines of business. The Peer Group comprises: AFLAC Incorporated; Arthur J. Gallagher & Co.; E.W. Blanch Holdings Inc.; Marsh & McLennan Companies, Inc.; Brown & Brown Inc.; and Unum Provident Corporation. The performance graph assumes that the value of the investment of Aon Common Shares and the Peer Group index was allocated pro rata among the Peer Group companies according to their respective market capitalizations, that the value of the Peer Group index was determined by weighing the contribution of the constituent companies according to their respective market capitalizations as of the beginning of each annual period, and that all dividends were reinvested.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. McKenna, who serves as a Director of the Company, Chairman of the Nominating Committee and a member of the Executive Committee and the Organization and Compensation Committee of the Company, and Mr. Medvin, the Company's executive vice president and chief financial officer, serve on the board of directors of a private company, Schwarz. Mr. McKenna is also the chairman and chief executive officer of Schwarz.

                          TRANSACTIONS WITH MANAGEMENT

    The Company and one or more of its subsidiaries retained Sidley & Austin, a law firm to which Newton N. Minow is Senior Counsel, to perform certain legal services during the year 2000 and anticipates that the firm may be retained to perform legal services in 2001. Mr. Minow is currently a Director of the Company and is retiring from the Board of Directors on April 20, 2001. During 2000, corporations and other entities which Directors are or were associated had insurance or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. None of such insurance or other transactions involved during 2000, or is expected to involve in 2001, payments from or to the Company and its subsidiaries and affiliates for property and services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 2000.

                               AGENDA ITEM NO. 2
                    APPROVAL OF THE AON STOCK INCENTIVE PLAN
  WHICH INCLUDES PROVISIONS QUALIFYING THE PLAN FOR FAVORABLE TREATMENT UNDER
                  SECTION 162(M) OF THE INTERNAL REVENUE CODE

    On January 18, 2001, the Organization and Compensation Committee (the "Compensation Committee") unanimously recommended to the Board of Directors that the Company adopt an outline for a new, broad-based stock incentive plan to supercede, going forward, all other incentive compensation plans under which shares of Common Stock are issued (the "Predecessor Plans"). The outline was approved by the full Board and a study was conducted to formulate the new Plan. On February 28, 2001, the Compensation Committee unanimously recommended the Aon Stock Incentive Plan (the "new Plan") to the Board of Directors. Upon consideration of the recommendation made by the Compensation Committee, the Board has concluded that the new Plan is in the best interest of the Company. The Board considers the new Plan as an integral part of the Company's overall compensation policy for its management and key employees and the ability to motivate their best efforts on behalf of the Company and its subsidiaries. The Board fully supports the recommendations of the Compensation Committee, and has unanimously adopted the new Plan, subject to stockholder approval.

    The Predecessor Plans have served the Company well over the years. The purpose of the new Plan, like the Predecessor Plans, is to align the interests of management and key employees with stockholders and assist the Company in its overall strategy to attract, motivate and retain valuable and talented personnel to contribute to the long-term success of the Company and its subsidiaries. The new Plan is intended to replace all current incentive compensation plans under which Common Shares may be issued, including the Aon Stock Award Plan, the Aon Stock Option Plan, the plan reflected in the Outside Directors Deferred Compensation Agreement and the Outside Director Stock Award Plan. The new Plan will be administered by the Compensation Committee of the Board of Directors consisting solely of outside Directors. If the plan is approved by stockholders, no further grants will be made under the Predecessor Plans. Grants made under the Predecessor Plans prior to stockholder approval will not be affected.

    The number of shares authorized to be issued under the new Plan will be the number of shares equal to 18% of the number of Common Shares outstanding of the Company. Initially, 19,000,000 shares are being approved for issuance under the new Plan, plus the number of shares which are currently available for awards or which become available under the Predecessor Plans (to the extent any shares currently subject to awards are not issued or delivered in the future). Accordingly, if the Plan is approved by stockholders shares available for future awards under the Predecessor Plans would become available solely under the new Plan. The number of shares available for issuance under the Predecessor Plans fluctuates over time; however, on February 21, 2001, there were approximately 1,120,000 shares available under the Predecessor Plans, and approximately 25,400,000 awards were outstanding. On

February 21, 2001, the closing transaction price per share of Common Stock as reported by the New York Stock Exchange was $33.43. Because the selection of award recipients is subject to the discretion of the Compensation Committee, it is not possible to identify the participants in the new Plan; however, on February 21, 2001 there were approximately 4,100 participants in the Predecessor Plans. The Board anticipates that the annual rate at which awards will be granted will continue to be consistent with the annual rate at which awards were granted under the Predecessor Plans, that is, 1 1/2 -2% of total Common Shares outstanding.

DESCRIPTION OF THE NEW PLAN

    The following summary describes the material features of the new Plan as proposed, and is qualified in its entirety by reference to the specific provisions of the new Plan, the full text of which is set forth as Appendix II and incorporated by reference into this Proxy Statement.

        ADMINISTRATION. The new Plan will be administered by the Compensation Committee of the Board of Directors of at least two outside Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) and an "outside director" within the meaning of Code
Section 162 (m) of Treasury Regulation 1.162-27(e)(3). The Compensation Committee currently consists soley of qualified outside Directors. Subject to the express provisions of the new Plan, the Compensation Committee will use its discretion and authority to select executives, other key employees and outside Directors of the Company and its subsidiaries who will receive awards and determine all of the terms and conditions of each award. The Compensation Committee will also use its discretion and authority to prescribe the rules and regulations for administering the new Plan, setting the terms and conditions of all awards with respect to vesting, cancellation and forfeiture (including restrictive covenants), and to decide questions of interpretation or application of any provision of the new Plan. The Compensation Committee may delegate its authority to officers or other employees of the Company; provided, however, that all awards to executive officers (as defined by Section 16 of the Securities Exchange Act of 1934) and outside Directors of the Company shall be recommended by the Compensation Committee and presented for approval to the full Board of Directors of the Company. All awards will be evidenced by a written agreement.

        SECTION 162 (M).  The new Plan is designed to meet the requirements of
Section 162(m) and thereby permit amounts paid thereunder to be excluded from compensation for purposes of determining whether a participant's annual compensation exceeds the $1,000,000 threshold, thereby enhancing the ability of the Company to deduct the full annual amount paid even though the participant's total compensation may exceed $1,000,000. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the Company's executive officers. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a Compensation Committee consisting solely of two or more "outside directors," (ii) the material terms under which the compensation is to be paid, including a description of the business criteria on which the performance goals are based, are approved by a majority of the Company's stockholders, and
(iii) if applicable, the Compensation Committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

        AVAILABLE SHARES. The number of shares of Common Stock available for issuance under the Plan will be equal to 18% of the number of Common Shares outstanding of the Company. Such limit shall be applied at the time an award is granted; provided, however, that a reduction in the number of outstanding Common Shares that occurs after the date of grant of an award shall not affect the validity or terms of that award. Initially, 19,000,000 shares of Common Stock are being approved for issuance under the new Plan. To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered under the new Plan or under the Company's Predecessor Plans, then such Common Shares will again be available for awards under the new Plan. The number of shares available for awards under the new Plan and the terms of each outstanding award may be adjusted in the event of a change in capital structure due to stock dividend, stock split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to stockholders other than a regular cash dividend. The maximum number of shares of Common Stock with respect to which options, SARs and any other stock-based award may be granted during any calendar year to any one person is 675,000, subject to adjustment as described above. The maximum aggregate number of Common Shares with respect to which options, SARs and any other stock-based award may be granted under the new Plan over time shall be 19,000,000, subject to adjustment as described above. Like the Predecessor Plans, the Compensation Committee may, in its discretion, permit the deferral of all or a portion of Common Shares deliverable under the terms of any award.

        EFFECTIVE DATE, TERMINATION AND AMENDMENT. The new Plan will become effective on the date approved by stockholders. The Board of Directors may amend the new Plan at any time, subject to any requirement of stockholder approval required by applicable law and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under the new Plan, (ii) increase the maximum number of shares of Common Stock with respect to which options, SARs and other stock based awards may be granted to any person in any calendar year or
(iii) eliminate or change the restrictions on the surrender or repricing of options or SARs.

        STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Under the new Plan, the Compensation Committee may grant non-qualified and incentive stock options (within the meaning of Section 422 of the Code) to eligible participants. The Compensation Committee also may grant SARs either independently of, or in tandem with, a stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock which may be restricted stock, cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR. The Compensation Committee will determine the terms of each option and SAR; provided, however, that no option or SAR will expire more than 10 years after the date it is granted. The exercise price of an option and the base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. If an optionee owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), an incentive stock option granted held by such optionee will be exercisable for no more than five years after its date of grant, and the exercise price of such incentive stock option will be the price required by the Code, currently 110% of fair market value on the date of grant.

        OTHER STOCK-BASED AWARDS. Under the new Plan, the Compensation Committee may grant restricted stock awards or grant restricted stock units representing the right to receive either shares of Common Stock or cash at the end of a specified deferral period, and dividend equivalents representing the right to receive cash, shares of Common Stock or other property equal in value to dividends paid on a specified number of shares of Common Stock. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of stock-based award upon a termination of employment or service will be determined by the Compensation Committee.

        PERFORMANCE AWARDS. Under the new Plan, the Compensation Committee may grant performance awards, representing a right, contingent upon the attainment of performance goals within a specified performance period, to receive shares of Common Stock, cash, other awards under the new Plan or other property, as determined by the Compensation Committee. Specifically at present, no such awards are outstanding and, accordingly, no performance goals have been designated by the Compensation Committee. Under the new Plan, one or more of the following business criteria for the

Company (on a consolidated basis), and/or specified business units or ventures of the Company, shall be used by the Compensation Committee in establishing performance goals for such performance awards: (A) earnings per share;
(B) revenues; (C) cash flow; (D) cash flow return on investment; (E) return on assets; and/or return on investment; and/or, return on capital; and/or return on equity; (F) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans;
(G) operating margin; (H) net income; and/or net operating income and/or; pretax earnings; and/or pretax earnings before interest, depreciation and amortization; and/or pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (I) total stockholder return; (J) economic value created; and (K) any of the above as compared to the performance of a published or special index deemed applicable by the Compensation Committee. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with a performance award, but may not exercise discretion to increase any amount payable with respect to a performance award. The Compensation Committee will specify the circumstances in which such performance awards shall be forfeited in the event of termination of employment or service prior to the end of a performance period.

        LIMITATIONS ON AWARDS. No award granted under the new Plan will be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation, unless the Compensation Committee authorizes the transfer of an award (other than an incentive stock option or a related SAR) to certain permitted transferees. Except in connection with a change in the Company's capital structure, the Compensation Committee may not reduce the exercise or base price of an outstanding option or SAR or cancel outstanding options or SARs and grant substitute awards with a lower exercise or base price. The new Plan does not permit the Compensation Committee to grant "reload" options; i.e. options that provide for the automatic grant of a new option upon the exercise of an outstanding option.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the new Plan.

    A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

    A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

    If an award of restricted stock is made under the Plan which includes the right to receive dividends, a participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, if an award of restricted stock is made under the Plan which includes the right to receive dividends, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

    A participant will not recognize taxable income at the time a restricted stock unit, dividend equivalent or performance award is granted and the Company will not be entitled to a tax deduction at such time. Upon the payment or settlement of any such award with unrestricted shares of Common Stock or cash, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AON STOCK INCENTIVE PLAN WHICH INCLUDES PROVISIONS QUALIFYING THE PLAN FOR FAVORABLE TREATMENT UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

                               AGENDA ITEM NO. 3
                                    APPROVAL
                        OF THE SENIOR OFFICER INCENTIVE
  COMPENSATION PLAN (THE "PLAN") WHICH INCLUDES PROVISIONS QUALIFYING THE PLAN
                  FOR FAVORABLE TREATMENT UNDER SECTION 162(M)
                          OF THE INTERNAL REVENUE CODE

    In 1995 stockholders approved the Senior Officer Compensation Plan in order to qualify the Plan for treatment under Section 162(m) of the Internal Revenue Code. As required by Section 162(m), on January 18, 2001, the Compensation Committee unanimously recommended to the Board of Directors that the Plan be approved, and recommended that the Plan be reviewed for possible amendment. On February 28, 2001, the Compensation Committee unanimously recommended an amendment to the Plan to revise the description of the business criteria on which performance goals are based. The Board of Directors approved and adopted the amended Plan and recommended that the Plan be submitted to stockholders for approval. If approved by stockholders, the Plan, as amended, will be employed to partially determine the cash compensation of senior management, as selected by the Compensation Committee, beginning with calendar year 2001.

        The Plan is designed to meet the requirements of Section 162(m) and thereby permit amounts paid thereunder to be excluded from compensation for purposes of determining whether a participant's annual compensation exceeds the $1,000,000 threshold, thereby enhancing the ability of the Company to deduct the full annual amount paid even though the participant's total compensation may exceed $1,000,000. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the Company's executive officers. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a Compensation Committee consisting solely of two or more qualified directors, (ii) the material terms under which the compensation is to be paid, including a description of the business criteria on which the performance goals are based, are approved by a majority of the Company's stockholders, and (iii) if applicable, the Compensation Committee certifies that the applicable qualified performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of qualified directors for purposes of
Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

    TERMS OF THE PLAN. Participation in the Plan is limited to salaried employees of the Company selected by the Compensation Committee
("Participants"). Because the selection of Participants is discretionary, it is not possible to identify the Participants in the amended Plan.

    Each Participant will be eligible to receive an annual Plan bonus equal to 180% of base salary, but in no event more than $3,000,000. Under the Plan, one or more business criteria for the Company (on a consolidated basis), and/or specified business units or ventures of the Company, shall be used by the Compensation Committee in establishing performance goals. The business criteria, which were formerly the Company's earnings per share, return on equity, total shareholder return or operating income, have been revised to include new criteria as well as the former criteria, and now include: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow return on investment;
(E) return on assets; and/or return on investment; and/or, return on capital; and/or return on equity; (F) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; (G) operating margin; (H) net income; and/or net operating income and/or; pretax earnings; and/or pretax earnings before interest, depreciation and amortization; and/or pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (I) total stockholder return; (J) economic value created; and (K) any of the above as compared to the performance of a published or special index deemed applicable by the Compensation Committee. The Plan may be amended or terminated by the Board of Directors of the Company.

    Following the year with respect to which the award is made, the Compensation Committee will meet to determine whether the specific goals have been met. If so, the Compensation Committee will certify to the Board and will calculate the maximum award for which each Participant is eligible. The Compensation Committee will then review the maximum award amount and the performance of the Participant and determine in its sole discretion whether the maximum award for which the Participant is eligible should be paid in full or whether a lesser amount should be paid, and, if so, how much.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SENIOR OFFICER INCENTIVE COMPENSATION PLAN WHICH INCLUDES PROVISIONS THAT QUALIFY THE PLAN FOR TREATMENT UNDER 162(M) OF THE INTERNAL REVENUE CODE.

                               AGENDA ITEM NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent auditors for the year 2001. Ernst & Young LLP was first retained as the Company's independent auditors in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent auditors for the year 2001. In the event a majority of the votes cast at the meeting are not voted in favor of the following resolution, the adverse vote will be considered as a direction to the Board of Directors of the Company to select another auditor for the year 2002. Because of the difficulty and expense of making any substitution of auditors for 2001 following the 2001 annual meeting, it is contemplated that the appointment for the year 2001 will be permitted to stand unless the Board finds other good reason for making a change.

    AUDIT FEES; ALL OTHER FEES. Ernst & Young LLP fees for the 2000 annual audit were $2.6 million. All other Ernst & Young LLP fees for services rendered during 2000 approximated $9.8 million, including $6.8 million of audit related services and non-audit services of $3 million. Audit related services principally include fees for statutory audits that are required in various domestic and foreign jurisdictions, business acquisitions, internal audit teaming, internal control advisory reviews, benefit plan audits and regulatory filings.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING RESOLUTION--AGENDA ITEM NO. 4:

       RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the year 2001 is hereby ratified.

    The Company anticipates that a representative of Ernst & Young LLP will be present at the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any questions which may be submitted at the meeting.

                               VOTING PROCEDURES

    The holders of at least a majority of the issued and outstanding Shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at any meeting of the stockholders of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at a meeting. Except as otherwise required by applicable law or the certificate of incorporation of the Company, any proposal properly presented at a meeting at which a quorum is present will be decided by the vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote on the proposal at that meeting. An abstention with respect to a particular proposal will have the effect of a vote against that proposal. If a duly executed proxy is marked to indicate that all or a portion of the Shares represented by that proxy are not being voted with respect to a particular proposal, those non-voted Shares will not be considered present and entitled to vote on the proposal even though those Shares will be counted for purposes of determining the presence or absence of a quorum. Each matter included for consideration by the stockholders in this Proxy Statement shall be decided by the vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote on the matter.

    We hope that you will be present at the meeting. If you cannot attend, please validate the enclosed proxy by mail, by telephone or by using the Internet so that your Shares will be represented. To validate a proxy by mail, please sign the enclosed proxy and return it in the accompanying envelope. The envelope is addressed and requires no postage. To validate a proxy by telephone or by using the Internet please follow the instructions located on each proxy card.

    EACH PROXY DULY VALIDATED BY MAIL, TELEPHONE OR BY USING THE INTERNET PRIOR TO THE MEETING AND NOT OTHERWISE REVOKED WILL BE VOTED ACCORDING TO ITS TERMS. STOCKHOLDERS WHO RECEIVE MORE THAN ONE PROXY CARD SHOULD VALIDATE EACH PROXY CARD IN ORDER TO BE SURE ALL OF THEIR SHARES ARE VOTED. IF NO SPECIFIC DIRECTION IS INDICATED ON A DULY VALIDATED PROXY AS TO THE MANNER OF VOTING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SET FORTH HEREIN.

    You may revoke your proxy at any time before it is voted at the meeting. A proxy may be revoked by (a) delivering to the Company a duly executed written notice of revocation dated later than the date of the proxy which is being revoked; (b) delivering to the Company by mail, by telephone or by using the Internet a duly validated replacement proxy relating to the same Shares and dated later than the date of the proxy which is being replaced; or (c) by attending the annual meeting of stockholders and voting in person. Written revocations should be sent to the Office of the Corporate Secretary of the Company at the mailing address listed on page one of this Proxy Statement. All proxy procedures are designed to authenticate a stockholder's identity, allow voting instructions to be given and confirm that instructions have been properly recorded consistent with the requirements of applicable law. There may be costs incurred by a stockholder for use of the Internet and the telephone which are charged by Internet access providers and telephone companies.

               PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy statement for the annual meeting of the stockholders of the Company in the year 2002, stockholder proposals conforming to applicable rules and regulations must be received by the Company not later than November 5, 2001.

    Stockholder proposals not submitted for inclusion in the Company's proxy statement but submitted for presentation at the annual meeting of the stockholders of the Company in the year 2002 will be considered untimely submitted under applicable rules unless received on or before the close of business on January 19, 2002.

    All proposals should be sent to the Office of the Corporate Secretary of the Company at the mailing address listed on page one of this Proxy Statement, with a copy of such proposal to be sent to the Office of the Chief Counsel of the Company at that same mailing address.

                          AVAILABILITY OF 10-K REPORT

    The Company will file its Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission on or before April 2, 2001. A copy of the report, including any financial statements and schedules, and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. The exhibits are available upon payment of charges which approximate the Company's cost of reproduction of the exhibits. Requests for copies of the report should be sent to the Office of the Corporate Secretary at the mailing address of the Company listed on page one of this Proxy Statement.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to be acted upon at this meeting other than that which is described in this Proxy Statement, but in the event any other business should properly come before the meeting which requires a vote of the stockholders, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment in the interest of the Company.

                                              By Order of the Board of Directors

                                                             /s/ Kevann M. Cooke

                                                                 Kevann M. Cooke
                                          VICE PRESIDENT AND CORPORATE SECRETARY

Dated: March 5, 2001

                                                                      APPENDIX I

                                AON CORPORATION
                            AUDIT COMMITTEE CHARTER
                                   APRIL 2000

ORGANIZATION:

    This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors. All (currently seven) members of the Committee shall be independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate and at least one member shall have an accounting or related financial management expertise.

STATEMENT OF POLICY:

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES:

    An important responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

    - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board replacement of the independent auditors. The Committee shall satisfy itself as to the independence of the auditors from management and the Company based on, amongst other things, discussions with the auditors and review of the matters included in the auditor's written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' ratification. If requested by the Board, the Committee shall make the independent auditor available to the full

                                  Appendix I-1

      Board to provide a basis for the Board's selection of the independent auditor. The Committee shall approve the appointment, replacement, reassignment or dismissal of the senior internal audit executive.

    - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage the business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purpose of these reviews.

    - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report to Stockholders. This review should include a discussion of the judgments of management and the independent auditor about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. As part of this review and discussion, the Committee shall consider the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                  Appendix I-2

                                                                     APPENDIX II

                            AON STOCK INCENTIVE PLAN

1.01 PURPOSE. The purpose of the Plan is to align the interests of management and key employees of the Company with its stockholders and to attract, motivate and retain valuable and talented personnel to contribute to the long-term success of the Company.

2.01 DEFINITIONS. For the purpose of the Plan, the following terms shall be defined as set forth below:

    (a) "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, or Performance Award granted to a Participant under the Plan.

    (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

    (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the estate of the Participant.

    (d) "Board" means the Board of Directors of the Company.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions and regulations.

     (f) "Committee" means the Organization and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, composed of no fewer than two directors each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code.

    (g) "Company" means Aon Corporation, a corporation organized under the laws of the State of Delaware, and, where appropriate, its subsidiaries or affiliates, or any successor corporation.

    (h) "Dividend Equivalent" means a right, granted to a Participant under
        Section 6.01(c), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or to receive periodic distributions on other specified equity securities of the Company. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (j) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the per share value of Stock as determined by using the average of the high and low selling prices of such Stock on the New York Stock Exchange on such date (or, if the New York Stock Exchange was not open for trading or the Stock was not traded on that day, the next preceding day that the New York Stock Exchange was open for trading and the Stock was traded) as reported for such date by The Wall Street Journal.

    (k) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

     (l) "NQSO" means any Option that is not an ISO.

   (m) "Non-Employee Director" means a person who meets the definition set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

                                 Appendix II-1

    (n) "Option" means a right, granted to a Participant under Section 6.01(a), to purchase Stock. An Option may be either an ISO or a NQSO.

    (o) "Other Stock-Based Award" means a right, granted to a Participant under 6.01(c), that is payable in Stock or based on the amount of dividends paid with respect to or the Fair Market Value of Stock, including, without limitation, rights convertible or exchangeable into Stock purchase rights for Stock, and Awards with value or payment contingent upon the performance of the Company, or upon any other performance condition designated by the Committee.

    (p) "Participant" means an executive, other key employee, or Non-Employee Director of the Company and other non-employees who have been granted an Award under the Plan.

    (q) "Performance Award" means an Award which is subject to achievement of performance goals specified under 6.01(d) or 6.01(e).

    (r) "Plan" means this Aon Stock Incentive Plan, as amended from time to time.

    (s) "Preexisting Plans" means the Aon Stock Award Plan, as amended and restated through 2000, the Aon Stock Option Plan, as amended and restated through 1997, the Outside Director Stock Award Plan, the plan reflected in the Outside Directors Deferred Compensation Agreement, and any other similar preexisting plans including similar preexisting plans for Qualified Members.

     (t) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m).

    (u) "Restricted Stock" means an award of shares of Stock to a Participant under 6.01(c) that may be subject to certain restrictions and to a risk of forfeiture.

    (v) "Restricted Stock Unit" means an award, granted to a Participant under 6.01(c), representing the right to receive either Stock or cash or any combination thereof at the end of a specified deferral period.

    (w) "Stock" means the Common Stock, $1.00 par value per share, of the Company or such other securities as may be substituted or re-substituted pursuant to Section 5.01.

    (x) "SAR" or "Stock Appreciation Right" means the right, granted to a Participant under 6.01(b), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, other Awards, or other property as specified in the Award or determined by the Committee.

3.01 ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the authority to:
      (a) select from the executives and other key employees, nonemployees, and Non-Employee Directors of the Company, those who shall participate in the Plan; (b) make Awards in such forms and amounts as it shall determine;
      (c) impose such limitations, restrictions and conditions upon such Awards (including--restrictive covenants) as it shall deem appropriate including form of payment of an exercise price with respect to an Option and the terms and conditions with respect to vesting, cancellation and forfeiture of Awards; (d) interpret the Plan and adopt administrative guidelines relating to the Plan; (e) correct any inconsistency in this Plan or in any Award granted hereunder; and (f) make all other determinations and take all other actions deemed necessary for the administration of the Plan. The Committee may, in its sole discretion, delegate such of its powers under the Plan as it deems appropriate to officers or other employees of the Company except that Awards to "executive officers" (as defined by Section 16 of the Exchange Act) may be made solely by the Committee. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

                                 Appendix II-2

    At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award to be granted to an executive officer or other individual who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is a not Qualified Member abstaining from such action, provided that the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.

    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company, its independent certified public accountants, or other professional retained to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board.

4.01 ELIGIBILITY. Executives, key employees, Non-Employee Directors of the Company and other non-employees selected by the Committee or any delegate authorized by the Committee are eligible to be granted Awards under the Plan. In addition, any person who has been offered employment as an executive or key employee of the Company is eligible to be granted Awards under the Plan, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company.

5.01  STOCK SUBJECT TO THE PLAN; CAPITAL STRUCTURE ADJUSTMENTS.

    (a) SHARES AUTHORIZED. The total number of shares of Stock authorized for issuance in connection with Awards under the Plan and the Preexisting Plans shall be eighteen percent (18%) of the total outstanding common shares of the Company. Such limit shall be applied at the time an Award is granted under the Plan; provided, however, that a reduction in the number of outstanding common shares of the Company that occurs after the grant shall not affect the validity or terms of such Award. In this connection, at the inception of the Plan the Board is approving for issuance nineteen million (19,000,000) shares of Stock plus the additional number of shares of Stock specified in the succeeding sentence. There shall be added to the number of shares of Stock so approved for issuance at the inception of the Plan: (a) shares available for grants of awards under the Preexisting Plans immediately prior to the Effective Date and (b) shares subject to outstanding awards under the Preexisting Plans on the Effective Date and as to which an event occurs (including expiration or forfeiture) which results in such shares again being available for Awards under the Plan as determined pursuant to Section 5.01(b). Shares of Stock issued under the Plan shall be counted against this limit in the manner specified in Section 5.01(b).

    (b) MANNER OF COUNTING SHARES. If any shares subject to an Award or Preexisting Plan award are forfeited, canceled, exchanged, or surrendered or such Award or award is settled in cash or otherwise terminates without a distribution of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of or tax obligation relating to such an Award or award and (ii) the number of shares surrendered in payment of any exercise or purchase price of or tax obligation relating to any Award or award, such number of shares will again be available for Awards under the Plan. The Committee may make determinations and adopt regulations for the counting of shares relating to any Award to ensure appropriate

                                 Appendix II-3
        counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

    (c) TYPE OF SHARES DISTRIBUTABLE. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

    (d) CAPITAL STRUCTURE CHANGE AND ADJUSTMENTS TO AWARDS. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to stockholders of Stock other than regular cash dividends, the Committee may make an equitable adjustment in the number of shares of Stock and forms of the Awards authorized to be granted under the Plan, including any limitation imposed on the number of shares of Stock with respect to which an Award may be granted in the aggregate under the Plan or to any Participant, and to make appropriate adjustments (including exercise price) to any outstanding Awards.

6.01  TYPES OF AWARDS.

    (a) STOCK OPTIONS. The Committee may award an Option in the form of an ISO or a NQSO having such terms and conditions as the Committee may specify. Options will expire no more than 10 years after the date they are granted. The exercise price per share of Stock covered by an Option is determined by the Committee, but cannot be less than 100% of the Fair Market Value of a share of Stock on the date of grant. If the grantee of an ISO beneficially owns more than 10% of the voting power of the shares of common stock of the Company, the ISO will be exercisable for no more than five years from the date of grant and its exercise price must be no less than 110% of the Fair Market Value of a share of Stock on the date of grant or such other price required by the Code. Notwithstanding anything to the contrary herein, not more than nineteen million (19,000,000) shares of Stock may be issued pursuant to ISOs. The exercise price is payable in such form and by such method as the Committee may specify. ISOs shall not be granted to Non-Employee Directors or other nonemployees.

    (b) STOCK APPRECIATION RIGHTS (SARS). SARs may be granted independently of an Option or in conjunction with all or any part of an Option, upon such terms and conditions as the Committee may determine. Upon exercise, an SAR entitles a Participant to receive an amount equal to the positive difference between the fair market value of one share of Stock on the date the SAR is exercised and the exercise price, times the number of shares of Stock with respect to which the SAR is exercised. An SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of any related Option. The Committee will determine whether an SAR shall be settled in cash, Stock or any combination thereof.

    (c) OTHER STOCK-BASED AWARDS. The Committee may grant other types of Awards of Stock, or Awards based in whole or in part by reference to the fair market value of Stock. Such other Stock-Based Awards may include, without limitation, Restricted Stock, Restricted Stock Units, Dividend Equivalents, performance shares or performance share units. NQSOs or SARs may be awarded in connection with or as a part of Other Stock-Based Awards. The Committee shall determine whether any Other Stock-Based Awards shall be settled in cash, Stock or any combination thereof.

    (d) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under

                                 Appendix II-4
        any Award, except as limited herein the case of a Performance Award intended to qualify under Code Section 162(m).

    (e) PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS. If the Committee determines that a Performance Award should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth below:

         (i) PERFORMANCE GOALS AND PERFORMANCE PERIODS. The performance goals for such Performance Awards and the performance periods over which performance is measured shall be established by the Committee consistent with the requirements of Code Section 162(m) and regulations thereunder.

        (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company (on a consolidated basis), and/or specified business units or ventures of the Company, shall be used by the Committee in establishing performance goals for such Performance
             Awards: (A) earnings per share; (B) revenues; (C) cash flow;
             (D) cash flow return on investment; (E) return on assets, return on investment, return on capital, and/or return on equity;
             (F) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; (G) operating margin; (H) net income; net operating income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; and/or operating earnings;
             (I) total stockholder return; (J) economic value created; and
             (K) any of the above as compared to the performance of a published or special index deemed applicable by the Committee.

        (iii) SETTLEMENT OF PERFORMANCE AWARDS. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award. Performance Awards shall be forfeited in the event of termination of employment by the Participant prior to the end of a performance period, except as specifically approved by the Committee or any delegate authorized by the Committee.

        (iv) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.

        (v) CONSTRUCTION. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     (f) MAXIMUM LIMITS ON AWARDS TO A PARTICIPANT. The maximum number of shares of Stock with respect to which Awards in the form of Options, SARs and Other Stock-Based Awards may be granted to an individual in any calendar year is 675,000 shares.

    (g) DEFERRALS. The Committee may permit the deferral of payment of any Awards under the Plan or may amend existing award agreements under any Preexisting Plan to provide for a deferral feature. The terms and conditions of any such deferral shall be determined by the Committee in its sole discretion.

                                 Appendix II-5

    (h) REPRICING. Except in connection with a change in the Company's capital structure, the Committee may not reduce the exercise price of an outstanding Option or SAR.

     (i) RELOADS. No reloads will be permitted; i.e. options that provide for the automatic grant of a new Option or SAR upon the exercise of an outstanding Option or SAR.

     (j) SUBSTITUTION. An Option or SAR with a lower exercise or base price may not be substituted for an existing Option or SAR.

7.01  GENERAL PROVISIONS.

    (a) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

    (b) NONTRANSFERABILITY.  Except as otherwise provided in this
        Section 7.01(b), Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a designation of a Beneficiary, and Awards shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. In addition, except as otherwise provided in this
        Section 7.01(b), no rights under the Plan may be pledged, mortgaged, hypothecated, or otherwise encumbered, or subject to the claims of creditors. The foregoing notwithstanding, the Committee may, in its sole discretion, provide that Awards (or rights or interests therein) other than ISOs and Awards in tandem with ISOs shall be transferable without consideration, to a Participant's immediate family members (i.e., spouse, children, grandchildren, or siblings, as well as the Participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be consistent with the purposes of the Plan.

    (c) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company, nor shall it interfere in any way with the right of the Company to terminate any employee's employment at any time.

    (d) TAXES. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

    (e) AMENDMENTS AND TERMINATION. The Board of Directors may amend, suspend or terminate the Plan at any time. However, except in the case of an adjustment in connection with a capital structure change (as described above), stockholder consent is required for any amendment to the Plan that would (i) increase the number of shares of Stock that may be issued in connection with Awards under the Plan, (ii) increase the maximum number of shares of Stock with respect

                                 Appendix II-6
        to which Awards in the form of Options, SARs or Other Stock-Based Awards may be granted to any individual in any calendar year or
        (iii) eliminate or change the restrictions regarding the surrender and repricing of Options and SARs.

     (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

    (g) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

    (h) NO EFFECT ON OTHER BENEFITS. The receipt of Awards under the Plan shall have no effect on any benefits to which a Participant may be entitled under another Plan or otherwise, or preclude a Participant from receiving any such benefits.

     (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

    (k) EFFECTIVE DATE. The Plan shall become effective (the "Effective Date") upon approval by the Company's stockholders at a meeting of stockholders duly held in accordance with the Delaware General Company Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Company Law.

     (l) AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or to preserve the value and other benefits of the Award to the Participant

   (m) TITLES AND HEADINGS; CERTAIN TERMS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles of headings, shall control. The term "including", when used in the Plan, means in each case "including without limitation".

                                 Appendix II-7

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                AON CORPORATION

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                              BANK ONE AUDITORIUM
                                1 BANK ONE PLAZA
                            10 SOUTH DEARBORN STREET
                            CHICAGO, ILLINOIS 60670
                          APRIL 20, 2001 AT 10:00 A.M.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

AON CORPORATION                                    PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS

--------------------------------------------------------------------------------
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                           MEETING ON APRIL 20, 2001.

The undersigned hereby appoints Patrick G. Ryan, Raymond I. Skilling or Kevann
M. Cooke, each individually and each with powers of substitution, as proxies for the undersigned to vote all the Common Shares and/or Preferred Shares the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on April 20, 2001 at Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois at 10:00 A.M. CST, or any adjournment thereof in the manner indicated on the reverse side of this proxy and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3 AND 4 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned to the trustees of the ESOP Account of the Aon Savings Plan, and the trustee of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned and held of record by such trustees, if any. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received. All voting instructions for shares held of record by the plans shall be confidential.

Election of Directors

    Nominees:     (1) Patrick G. Ryan, (2) Franklin A. Cole, (3) Edgar D.
                  Jannotta, (4) Lester B. Knight, (5) Perry J. Lewis, (6) Andrew
                  J. McKenna, (7) Robert S. Morrison, (8) Richard C. Notebaert,
                  (9) Michael D. O'Halleran, (10) Donald S. Perkins, (11) John
                  W. Rogers, Jr., (12) George A. Schaefer, (13) Raymond I.
                  Skilling, (14) Fred L. Turner, (15) Arnold R. Weber, (16)
                  Carolyn Y. Woo.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                               -----------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                               -----------------
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR                                                  4909
    VOTES AS IN THIS
    EXAMPLE.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, AND 4
--------------------------------------------------------------------------------

1. Election of Directors.  FOR / /  WITHHELD  / /

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (X)
MARK THE "FOR" BOX AND WRITE THE NAME OF SUCH
NOMINEE ON LINE PROVIDED BELOW:


--------------------------------------------------


                                               FOR     AGAINST    ABSTAIN
2. Approval of the Aon Stock
   Incentive Plan.                             / /       / /        / /

3. Approval of the Senior
   Officer Incentive Compensation              / /       / /        / /
   Plan.

4. Appointment of Ernst & Young as
   Company's Independent Auditors.             / /       / /        / /

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                    JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING
                                    AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                    TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
                                    AS SUCH.


                                    --------------------------------------------


                                    --------------------------------------------
                                      SIGNATURE (IF JOINTLY HELD)       DATE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




         Aon Corporation stockholders can now give proxies to vote their shares by mail, by telephone or by using the Internet. To use the telephone or the Internet you will need your proxy card, and voter control number shown above (just below the perforation) and the tax identification number associated with your stockholder account. If you use the telephone or the Internet, there is no need for you to return the proxy card.

         -        To use the telephone, you will need a touch-tone telephone.
                  Dial 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, seven days a week.

         - To use the Internet, log on to the Internet and go to the following website: www.eproxyvote.com/aoc

         - To use the mails, fold and detach the proxy card and use the enclosed envelope, which is already addressed and requires no postage.

                                                        APPENDIX TO PROXY FILING
================================================================================
                     SENIOR OFFICER INCENTIVE COMPENSATION PLAN
================================================================================

1. PURPOSE. The purpose of the Senior Officer Incentive Compensation Plan (the "Plan") is to encourage the highest level of performance by key employees of Aon Corporation and it's operating subsidiaries and affiliates of (which subsidiaries and affiliates are herein referred to as the "Company") by quantifiable performance goals.

2. PLAN ADMINISTRATION. The Plan shall be administered by the Organization and Compensation Committee (the "Committee") of the Aon Corporation Board of Directors (the "Board"). All questions involving eligibility for awards, interpretations of the provisions of the Plan, or the operation of the Plan shall be decided by the Committee. No member of the Committee shall be eligible to receive an award under the Plan. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

3. ELIGIBILITY. Participation in the Plan is limited to key salaried employees of the Company selected by the Committee (a "Participant"). Participation may be revoked at any time by the Committee. An employee whose participation is revoked will be notified, in writing, of such revocation as soon as practicable following such action. An individual who becomes eligible to participate in the Plan during the Plan Year (the one year period beginning January 1 and ending on December 31 of each calendar year) may be approved by the Committee for a partial year of participation. In such case, the Participant's award shall be prorated based on the number of full months of participation.

4. TERMS AND CONDITIONS OF AWARDS. Each Participant will be entitled to receive a maximum award equal to 180% of Base Pay (the "Award") subject to the performance measured described below. Base Pay is the Participant's annual rate of salary as officer at the time the Corporate Performance Thresholds for the current Plan Year are determined by the Committee. The maximum amount payable under the Plan to a Participant, in any given Plan year, is equal to the lesser of 180% of Base Pay or $3,000,000.

         Within the first 90 days of the Plan Year the Committee shall determine the specific Corporate Performance Thresholds which must be met prior to the payment of any Awards determined pursuant to this paragraph. The Corporate Performance Thresholds will be based one or more of the following business criteria for the Company (on a consolidated basis), and/or specified business units or ventures of the Company: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow return on investment; (E) return on assets; and/or return on investment; and/or, return on capital; and/or return on equity; (F) identification and/or consummation of investment opportunities or completion of specified

                                      Senior Officer Incentive Compensation Plan
                                      ------------------------------------------

         projects in accordance with corporate business plans; (G) operating margin; (H) net income; and/or net operating income and/or; pretax earnings; and/or pretax earnings before interest, depreciation and amortization; and/or pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (I) total stockholder return; (J) economic value created; and (K) any of the above as compared to the performance of a published or special index deemed applicable by the Compensation Committee.

         At the end of the Plan Year, Awards will be computed for each participant. Payment of Awards will be made in cash, subject to applicable tax withholding, as soon as practicable after the achievement of Corporate Performance Thresholds and other material terms of the Plan are certified, and individual Awards are approved, by the Committee, provided, however that the Committee may in it's sole discretion reduce individual Awards determined pursuant to this paragraph.

5. EMPLOYMENT TERMINATION. In the event a Participant's employment is terminated due to death or disability during a Plan Year, the Participant's Award will be reduced to reflect the partial year of participation. This reduction will be determined by multiplying the award by a fraction, the numerator of which is the Participant's total months of participation in the current Plan Year through the date of termination rounded up to whole months, and the denominator of which is twelve (12). The Participant's reduced Award will be paid in accordance with Section 4 hereinabove. In the event a Participant's employment is terminated for reasons other than death or disability, all rights to an award for the Plan Year will be forfeited.

 6. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan shall confer on a Participant any right to continue in the employ of the Company or in any way affect the Company's right to terminate the Participant's employment at any time without prior notice and for any or no reason.

7. BENEFICIARY. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, or if for any reason such designation is ineffective, in whole or in part, benefits remaining unpaid at the Participant's death shall be paid to his estate.

8. TAX WITHHOLDING. Any and all payments made under the Plan shall be subject to applicable federal, state, or local taxes required by the law to be withheld.

                                    2 of 3

                                      Senior Officer Incentive Compensation Plan
                                      ------------------------------------------

9. IMPACT ON OTHER BENEFITS. Amounts paid under this Plan will not be considered compensation for purposes of other benefit plans offered by the Company unless specifically provided for in such plans.

10. TERMINATION OR AMENDMENT OF THE PLAN. The Plan may be modified, amended, or terminated at any time by the Board. The existence of the Plan does not obligate or bind the Company to pay an Award to any Participant (or beneficiary) nor does any Participant (or beneficiary) attain any vested, non-forfeitable right to an Award until the Award has been finalized and approved for payment by the Committee.

11. NON-TRANSFERABILITY. Except as specifically provided herein or as may otherwise be required by law, no undistributed Award payable to the Participant may be sold, transferred, or assign or encumbered, in whole or in part, by a Participant, and any attempt to so alienate or subject any such amount shall be void.

12. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of January 1, 2001.




                                     3 of 3